EXHIBIT 99.1

GENERAL FINANCE CORPORATION
NEWS RELEASE
(For Immediate Release)

GENERAL FINANCE CORPORATION ANNOUNCES EXTENSION OF ITS RIGHTS OFFERING

Pasadena, CA – June 11, 2010 - General Finance Corporation (“General Finance”) (NASDAQ: GFN, GFNCW and GFNCU) announced today that it is extending its ongoing subscription rights offering. Accordingly, holders of the subscription rights will now have until 5:00 p.m. Eastern Daylight Time (EDT) on June 25, 2010 to exercise their rights. The rights offering was originally scheduled to expire on June 15, 2010.

Under the terms of the rights offering, General Finance distributed, at no charge to holders of its common stock, rights to purchase units with an aggregate subscription price of $13,380,000.  Each unit consists of one share of General Finance common stock and a three-year warrant to purchase 0.5 additional shares of General Finance common stock at an exercise price of $4.00 per share.  Please review the prospectus contained within the registration statement for the rights offering for a complete description of all the terms of the rights offering.

During the offering period for the rights offering, any person who received subscription rights from General Finance during the original offering period may exercise those rights that have not already been exercised. Other than the extension of the expiration date of the rights offering, all of the offering terms described in General Finance’s prospectus dated May 10, 2010 remain the same and apply during the extended period of the offering.

In the rights offering, rights holders who fully exercise their rights will be entitled to subscribe, subject to certain limitations and subject to allotment, for additional units that remain unsubscribed as a result of any unexercised rights.  General Finance retains the right to limit the exercise of over-subscription privileges if such exercise would cause a change of control, as defined in the agreements governing the indebtedness of its operating subsidiaries Pac-Van, Inc. (“Pac-Van”) or Royal Wolf Trading Australia Pty Limited and subsidiaries (“Royal Wolf”).

General Finance intends to use the proceeds of the rights offering to reduce indebtedness and for general corporate and working capital purposes.

General Finance has engaged MacKenzie Partners, Inc. to act as the information agent for the rights offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities may only be offered by means of a prospectus, additional copies of which may be obtained, when available, by contacting the information agent, MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, toll-free: (800) 322-2885, collect: (212) 929-5500 or by e-mail request to generalfinancerights@mackenziepartners.com.

About General Finance Corporation

General Finance Corporation (www.generalfinance.com), through its indirect 86.2%-owned subsidiary, Royal Wolf (www.royalwolf.com.au) and its indirect 100%-owned subsidiary Pac-Van (www.pacvan.com), sells and leases products in the portable services industry to a broad cross-section of industrial, commercial, educational and government customers throughout Australia, New Zealand and the United States. These products include storage containers and freight containers in the mobile storage industry and modular buildings, mobile offices and portable container buildings in the modular space industry.

Cautionary Statement About Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements. Such forward-looking statements include, but are not limited to, prospects of General Finance, Pac-Van and Royal Wolf.  We believe that the expectations represented by our forward looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct. Furthermore, unless otherwise stated, the forward looking statements contained in this press release are made as of the date of the press release, and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable legislation or regulation. The forward-looking statements contained in this press release are expressly qualified by this cautionary statement. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission; such as General Finance’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009, the Quarterly Reports on Form 10-Q filed during the fiscal year ending June 30, 2010 and the prospectus for the rights offering.

Contact

Charles E. Barrantes
Chief Financial Officer
(626) 584-9722 ext. 1007
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